SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 6, 2005 (January 4, 2005)

Bradley Operating Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	000-23065	04-3306041
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Dartmouth Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

(617) 247-2200

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SCHEDULE III

Item 1.01.              Entry into a Material Definitive Agreement.

                See Item 8.01 below

Item 8.01               Other Events

                On January 4, 2005, Heritage Property Investment Trust, Inc. (the “Company”), the sole shareholder of the general partner of Bradley Operating Limited Partnership, issued a press release announcing its acquisition, disposition and joint venture activity completed during the quarter ended December 31, 2004.  In addition, the Company filed a Current Report on 8-K which included as an exhibit the purchase and sale agreement for one of the acquisitions described in the press release.  The text of this purchase and sale agreement and press release are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

 Item 9.01.             Financial Statements and Exhibits.

(c) Exhibits.

99.1                           Purchase and Sale Agreement, dated as of September 29, 2004, with respect to the purchase by Heritage Property Investment Trust, Inc. of The Market of Wolf Creek. (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K of Heritage Property Investment Trust, Inc. filed on January 6, 2005).

99.2                           Press release dated January 4, 2005 (incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K of Heritage Property Investment Trust, Inc. filed on January 6, 2005).

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRADLEY OPERATING LIMITED PARTNERSHIP

By: Heritage-Austen Acquisition, Inc., its General Partner

/s/Thomas C. Prendergast
Thomas C. Prendergast
Chairman, President and Chief Executive Officer

/s/David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial Officer and Treasurer

Dated: January 6, 2005